Exhibit 6

POWER OF ATTORNEY

Each person whose signature appears below authorizes Peter Alan KILGOUR as attorney-in-fact, to sign, pursuant to the requirements of the Securities Act of 1933, one or more registration statements on Form F-6, and any amendments thereto, regarding the registration of Depositary Shares evidenced by American Depositary Receipts representing Class B Ordinary Shares of Swire Pacific Limited, on his or her behalf, individually and in each capacity stated below, and to file any such registration statement or amendment with the Securities and Exchange Commission.

Name	Title	Date

/s/ Christopher Dale PRATT
Christopher Dale PRATT	Chairman and Principal Executive Officer	December 1, 2010

/s/ Martin CUBBON
Martin CUBBON	Director	December 1, 2010

/s/ Ian Sai Cheung SHIU
Ian Sai Cheung SHIU	Director	December 1, 2010

/s/ John Robert SLOSAR
John Robert SLOSAR	Director	December 1, 2010

/s/ Antony Nigel TYLER
Antony Nigel TYLER	Director	December 1, 2010

/s/ Baroness Lydia Selina DUNN
Baroness Lydia Selina DUNN	Director	December 1, 2010

/s/ James Wyndham John HUGHES-HALLETT
James Wyndham John HUGHES-HALLETT	Director	December 1, 2010

/s/ Merlin Bingham SWIRE
Merlin Bingham SWIRE	Director	December 1, 2010

Timothy George FRESHWATER	Director

Peter André JOHANSEN	Director

King Man Clement KWOK	Director

Chien LEE	Director

Margaret LEUNG	Director

Cho Cheung Michael SZE	Director

Mun Tak Marjorie YANG	Director